                                                 EXHIBIT (4)(f)


















                    MASTER TRUST AGREEMENT

                            BETWEEN

                          PACIFICORP
           (SUCCESSOR TO UTAH POWER & LIGHT COMPANY)

                              AND

              FIRST INTERSTATE BANK OF UTAH, N.A.
                          AS TRUSTEE

                              FOR

                  UTAH POWER & LIGHT COMPANY
           EMPLOYEE SAVINGS AND STOCK PURCHASE PLAN
                         OF PACIFICORP

                    MASTER TRUST AGREEMENT
                    ______________________


          THIS AGREEMENT is made and entered into this 23rd day of December, 1992, by and between PACIFICORP, an Oregon corporation, (the "Company") successor to UTAH POWER & LIGHT COMPANY, a Utah corporation, ("Pre-Merger UP&L") and FIRST INTERSTATE BANK OF UTAH, N.A., (the "Trustee" or "Master Trustee").
                     W I T N E S S E T H:
          WHEREAS, the Company, on January 9, 1989, adopted the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp (the "Plan") as an amendment, restatement and continuation of the Utah Power Employee Savings and Stock Purchase Plan (the "Prior Plan"), which Prior Plan was adopted by UP&L in 1968 for the benefit of eligible UP&L employees and has been amended from time to time thereafter and has remained continuously in effect; and
          WHEREAS, First Interstate Bank of Utah, N.A., and its predecessor, Walker Bank & Trust Company, has at all times since the adoption of said Plan acted as Trustee therefor pursuant to an Agreement and Declaration of Trust entered into between UP&L and said Trustee; and
          WHEREAS, the Company is the successor of the merger of PacifiCorp, a Maine corporation, and Pre-Merger UP&L, which merger occurred on January 9, 1989, and which resulted in Pre-Merger UP&L becoming a division of the Company ("UP&L"); and

          WHEREAS, the Company has now determined that it is in the best interest of the company and of the UP&L employees covered by the Plan to amend and revise said Plan and establish for the Plan a new Master Trust with a trustee to hold and invest the assets of the Plan in accordance with the provisions of this Master Trust Agreement (the "Agreement"); and
          WHEREAS, the Trustee is willing to hold and invest such assets pursuant to the terms of this Agreement and in accordance with said Plan.
          NOW, THEREFORE, in consideration of the mutual covenants herein contained, the Company and the Trustee do covenant and agree as follows:
     I.   TRUSTEE ACCEPTANCE
          __________________
          The Trustee hereby accepts its appointment effective as of January 9, 1989 as Master Trustee of the Utah Power & Light Company Employee Savings and Stock Purchase Plan of PacifiCorp and covenants that it will hold any and all funds and property which it may receive from time to time as Trustee under the Plan in trust for the uses and purposes and upon the terms and conditions herein stated.
     II.  PLAN ADMINISTRATOR
          __________________
          The Plan will be administered by the Employee Savings and Stock Purchase Plan Committee (the "Committee"), appointed by the President of the Company (the "President"). The Committee has full power and authority to administer the Plan and interpret its provisions. Notices, instructions or any other communication between the Committee and the Trustee will be in written form, and if sent by the Committee shall be signed by the Chairman, Vice Chairman, or Secretary or any two members of the Committee. The Trustee shall be entitled to rely on any such signed communications received. The Trustee will be advised by the Secretary of the Company of the names of Committee officers and members and of all subsequent replacements, or additions to the Committee membership.
     III. TRUST FUND
          __________
          A. The Company hereby establishes with the Trustee a Master Trust (the "Trust") consisting of all assets heretofore transferred to it as Trustee under the prior trust established by Pre-Merger UP&L to fund the Plan and all contributions hereafter transferred to it from time to time pursuant to this Trust. All such assets and contributions, together with the income therefrom and any other increments thereon, less all payments and charges which may be authorized under this Master Trust Agreement, shall constitute the "Trust Fund" to be held in trust and dealt with in accordance with the provisions of this Agreement.
          B. The Trust Fund created hereby shall be comprised of cash contributions from UP&L and from each UP&L employee who is a participant in the Plan, and of the undistributed securities and earnings thereon, purchased with such contributions. UP&L shall collect all employee contributions and transmit them, together with UP&L contributions, in cash, to the Trustee. All such employee and UP&L contributions and all other cash and securities received under the Plan by the Trustee from time to time shall be held in trust hereunder as the Trust Fund. The Trustee shall have no responsibility to determine whether the amount of any such contributions is in accordance with the Plan and shall have no duty to collect or enforce payment to it of any employee or UP&L contribution.
          C. The Trust Fund shall be used for the exclusive benefit of the participants and their beneficiaries covered by the Plan. Nothing herein, however, shall be construed to prevent any right of return or refund of assets of the Trust Fund to UP&L as authorized under or as is consistent with the Plan or to restrict the use of such assets for the payment of taxes, costs and fees of administration or other charges properly assessed against the Trust Fund under the Plan or pursuant to this Agreement.
          D. No part of the Trust Fund shall revert to or be recoverable by the Company or UP&L, nor be used for or diverted to purposes other than the exclusive purpose of providing benefits to the members or their beneficiaries, in accordance with the provisions of the Plan, and for costs and fees of administration of the Plan.
     IV.  CUSTODY, SEGREGATION AND INVESTMENT
          ___________________________________
          The Trust shall consist of the following components:
          A. Contributions made by employees and UP&L for purchase of common stock of the Company which contributions and stock purchased therefrom and all earnings thereon are designated as the "Basic Portion of the Plan" as defined in
Article II, paragraph 2.1 of the Plan. Such contributions, stock and earnings shall be held as the "Basic Portion of the Trust Fund".
          B. Additional contributions made by employees and invested in the various funds hereinafter described, together with all stock or other securities purchased with said contributions and all earnings and dividends thereon, collectively designated as the "Supplemental Portion" of the Plan, as defined in Article II, paragraph 2.1 of the Plan.
Such contributions, dividends and earnings shall be held as the "Supplemental Portion of the Trust.Fund".
     V.   SUPPLEMENTAL PORTION OF TRUST FUND
          __________________________________
          The Supplemental Portion of the Trust Fund will consist of the following separate funds, designated respectively as "Fund I", "Fund II", "Fund III" and "Fund IV".
          Fund I will be invested in Common Stock of the Company, and will be designated as the "PacifiCorp Common Stock Fund".
          Fund II will be an equity investment fund, invested primarily in equity securities and securities convertible into equity securities, and will be designated as the "Equity Investment Fund".

          Fund III will be a fixed income investment fund, invested in a guaranteed interest contract or comparable fixed income investment providing for a guaranteed rate of interest for a fixed period of time, and will be designated as the "Fixed Income Investment Fund."
          Fund IV will be a balanced investment fund, invested in a combination of equity and fixed income securities and will be designated as the "Balanced Investment Fund".
     VI.  INVESTMENT OF TRUST FUNDS
          _________________________
          A.   Basic Portion and Fund I Investment (PacifiCorp
               _______________________________________________

Common Stock Fund).
__________________
          The Trustee shall promptly invest all funds
contributed under the Basic Portion of the Plan and supplemental funds contributed to Fund I in common stock of PacifiCorp ("Pacificorp Common Stock").
          Such investment shall be made from time to time in the open market or by private purchase (including by subscription of any unissued stock) at such prices as the Trustee may determine in its absolute and uncontrolled discretion; provided, however, that a private purchase may not be made at a price greater than the closing composite price of PacifiCorp Common stock on the New York Stock Exchange and the Pacific Exchange on the business day next preceding the date of such purchase, during which any sale of PacifiCorp Common Stock has been made on such exchange; and provided further that no subscription of any unissued stock shall be made at a price greater than the subscription price offered publicly. Any rights, warrants or options which are issued with respect to the stock held in the Trust Fund shall be exercised or sold by the Trustee in its discretion and any funds resulting therefrom will accrue for the Trust Fund. The Trustee may purchase PacifiCorp Common Stock under its Dividend Reinvestment and stock Purchase Plan, as from time to time amended, or under any other similar plan made available to all holders of shares of PacifiCorp Common stock of record which may be in effect from time to time, at the purchase price provided for in such plan. The Trustee may retain in the Trust Fund such reasonable amount of cash as it may from time to time determine necessary. The Trustee shall have no obligation to pay interest on any cash held in the Trust Fund. However, pending investment, contributions of UP&L and participants, dividends and interest, the cash proceeds of the sale of securities by the Trustee and any other income from the assets of a fund may be temporarily invested as determined by the Trustee.
          B.   Fund II and Fund IV Investment (Equity
               ______________________________________
Investment Fund and Balanced Investment Fund)
_____________________________________________
          One or more "Investment Managers"' will be selected in accordance with the Plan document and will be responsible for investment of all Fund II funds in equity securities and Fund IV funds in a combination of equity and fixed income securities. The Trustee shall be notified by the Committee of the portion of Fund II and Fund IV for which each investment manager is responsible.
          The terms and conditions of appointment, authority and retention of such Investment Manager, and establishment of guidelines for investment, shall be the sole responsibility of the appointing authority designated in the Plan. The Trustee shall not be liable for any losses to the Trust Fund from assets disposed of or acquired pursuant to directions given by such Investment Manager.
          The Trustee shall be the custodian of all cash and securities in Fund II and Fund IV.
          The Trustee shall settle purchases and sales of assets of Fund II and Fund IV upon the direction of the Investment Manager (s). No Investment Manager shall provide, directly or indirectly, brokerage services to the Plan. The Investment Manager shall issue orders for the purchase or sale of securities directly to a broker or dealer. Telephone notification, followed by written notification, of the issuance of each such order shall be given promptly to the Trustee by the Investment Manager and the execution of each such order shall be confirmed by the broker to the Investment Manager and to the Trustee. Such notification shall be authority to the Trustee to receive securities purchased against payment therefor and to deliver securities sold against receipt of the proceeds therefrom, as the case may be. The Trustee shall periodically evaluate the amount of brokerage commissions paid with respect to investments directed by the Investment Manager in order to determine that such commissions are overall reasonable and do not exceed normal commissions for comparable brokerage transactions. If the Trustee concludes that the commissions are excessive, it shall report this conclusion immediately to the President.
          The Trustee shall not be liable for the acts or omissions of the Investment Manager unless the Trustee knowingly participates in, or knowingly undertakes to conceal, an act or omission of such Investment Manager knowing such act or omission constitutes a breach of fiduciary responsibility by the Investment Manager. The performance by the Trustee of execution of trades, custody, reporting, recording, and bookkeeping with respect to Fund II and Fund IV shall not be deemed to give rise to any participation of knowledge on the part of the Trustee. If the Trustee has other knowledge of a breach committed by the Investment Manager, it shall notify the President.
     C.   Fund III Investment (Fixed Income Investment Fund)
          __________________________________________________
          The Trustee is hereby authorized, and will have sole responsibility therefor, to negotiate and implement a guaranteed interest contract or comparable fixed income investment providing for a guaranteed rate of interest for a fixed period of time or for investment in other fixed income securities for all employee Supplemental Contributions designated for Fund III. Such investment shall be negotiated with one or more established insurance companies or other funding agent offering such form of investment.
     VII. POWERS OF THE TRUSTEE
          _____________________
          In addition to the power set forth in Paragraph VI above, the Trustee shall have the following powers and authority in the administration of this Trust:
          A. To purchase, receive or subscribe for any securities or other property;
          B. To sell, exchange or transfer any securities or other property at public or private sale for cash or on credit;
          C.   To exercise any conversion privilege or
subscription right available in connection with any such property; to oppose or to consent to the reorganization, consolidation, merger or readjustment of the finances of any corporation, company or association, or to the sale, mortgage, pledge or lease of property-of any corporation, company or association any of the securities of which may at any time be held by it arid to do any act with reference thereto, including the exercise of options, the making of agreements or subscriptions and the payment of expenses, assessments or subscriptions, which may be deemed necessary or advisable in connection therewith and to hold and retain any securities or other property which it may so acquire; and to deposit any such property with any protective, reorganization or similar committee, to delegate discretionary power to any such committee and to pay any of the expenses and compensation of any such committee and any assessments levied with respect to any property so deposited;

          D. To commence or defend suits or legal proceedings and to represent the Trust in all suits or legal proceedings; to settle, compromise or submit to arbitration any claims, debts or damages due or owing to or from the Trust, provided that the

Trustee shall retain the right, in its sole discretion, to bring, join in or oppose any such suits, proceedings, settlements or arbitrations where it may be adversely affected by the outcome, individually or as Trustee, or where it is advised by counsel that such action is required by the act or other applicable law;
          E. To exercise, personally or by general or limited power of attorney, any right, including the right to vote, appurtenant to any securities or other property;
          F. The Trustee, with respect to that portion of the Trust Fund which it is managing, or pursuant to direction of an Investment Manager, may invest and reinvest cash for short-term purposes. The Trustee may, in its discretion, invest and reinvest such cash in savings accounts, repurchase agreements, commercial paper, and certificates of deposit with any financial institution, including the banking department of Trustee or any company affiliated with Trustee, and purchase, hold and sell U.S. Treasury Bills, commercial paper, bankers acceptances and similar investments, including commingled or collective funds, composed of such investments.
     VIII.  DISCRETIONARY POWERS OF TRUSTEE
            _______________________________
          The Trustee shall have the following powers and authority to be exercised in its sole discretion with respect to the Trust Fund:
          A. To engage any legal counsel, who may be counsel to the Company, UP&L or the Committee, and any other suitable advisors or agents, to consult with such counsel or other suitable advisors or agents with respect to the construction of the Agreement, the duties of the Trustee hereunder, or any act which the Trustee proposes to take or omit, to rely upon the advice of such counsel or other advisors and to pay their reasonable fees, expenses and compensation;
          B. To register any securities held by it in its own name or in the name of a nominee or any custodian of such property, including the nominee of any system for the central handling of the securities, with or without the addition of words indicating that such securities are held in a fiduciary capacity, to deposit or arrange for the deposit of any such securities with such a system and to hold any securities in bearer form;
          C. To make, execute and deliver, as Trustee, any and all contracts, waivers, releases or other instruments in biting necessary or proper for the accomplishment of any of the foregoing powers;
          D. To perform all acts, whether or not expressly authorized, which the Trustee may reasonably deem necessary or desirable for the protection of the Trust Fund.
     IX.  ADMINISTRATIVE FUNCTIONS PERFORMED BY TRUSTEE
          _____________________________________________
          The Trustee, pursuant to written instructions from the Committee, will disburse participants' Hardship Withdrawals and Loans, from a participant's account(s) as provided by the Plan. Applications for such Hardship Withdrawals and Loans will be taken and administered by the Committee for and on behalf of the Plan. Specific instructions for payment of all such approved
Hardship Withdrawals and Loans will thereupon be transmitted in writing to the Trustee who will make such payment from trust funds attributable to the Hardship and Loan applicant's individual account(s). With respect to Loans, the Trustee will submit to UP&L the individual amounts for each approved loan accompanied by a promissory note which UP&L will have executed by the loan applicant and a copy of such note will be returned to the Trustee to be retained as part of the Trust assets. Loans will be repaid by means of payroll deductions which will be promptly forwarded to the Trustee and credited to the individual participant's loan account.
     X.   ACCOUNTS AND RECORDS; TRUST YEAR
          ________________________________
          A. The trust year for purposes of accounting and record keeping shall be the calendar year.
          B. The Trustee shall keep accurate and detailed accounts of all investments, receipts and disbursements and other transactions hereunder, for its own account as Trustee and the account of the Investment Manager, and all accounts, books and records relating thereto shall be open to inspection by any person designated by the Committee, UP&L or the Company, at all reasonable times. The Trustee shall present and file quarterly with the Committee a written report setting forth all investments, receipts and disbursements, and other transactions effected by it and by said Investment Manager during such quarterly period and containing an exact description of all securities purchased and sold, the cost or net proceeds of sale, and showing a complete listing of the securities and investments held at both cost and market value. The Trustee shall also file quarterly with the Committee a summary of receipts and disbursements, a listing of all transactions and a complete listing of all investments at both cost and market value. A similar quarterly report relating to each participant's account(s) will be prepared and mailed by the Committee to each participant.
          C. UP&L, acting through the Committee, shall maintain appropriate accounts for each participant showing UP&L and employee cash contributions, allocation of stock purchased and investment earnings. The Trustee shall maintain stock purchase records and shall supply to the Committee and/or participants sufficient information to determine the average price per share paid for stock purchased under the Basic and Fund I portion of the Plan.
          D. The Trustee may accept as correct and rely on any information furnished by the Company, by UP&L or by the Committee, and may not require an audit or disclosure of the records of the Company, of UP&L or of the Committee.
     XI.  EXPENSES AND COMPENSATION
          _________________________
          A. The Trustee shall be entitled to such reasonable compensation as may be agreed upon in writing from time to time by the Committee and the Trustee. The expenses and costs of administration, except brokerage fees and commissions, incurred by the Trustee in the performance of its duties, including fees for reasonable services rendered to the Trustee by any other person, firm or corporation other than the Company, Up&L, their counsel and accountants, shall be paid from assets of the Trust Fund, except to the extent paid by UP&L.
          B. Investment Manager fees, and all brokerage fees and commissions for the Basic Portion of the Trust Fund, Fund I, Fund II and Fund IV will be paid from the assets of the respective fund for which such fees and commissions were incurred.
     XII. VOTING
          ______
          A.   Company Common Stock Purchased Under the Basic
               ______________________________________________

Portion of the Trust Fund and Fund I
____________________________________
          A copy of all soliciting materials which PacifiCorp sends to registered holders of its Common Stock shall be sent promptly by the Company to each participant before each stockholders' meeting. The Company shall also give each participant a form addressed to the Trustee on which he can give confidential instructions on how the full shares of PacifiCorp Common Stock credited to his account, as of the allocation date preceding the record date for each stockholders' meeting, are to be voted. Upon timely receipt of such instructions, the Trustee shall vote the stock as instructed. The instructions received by the Trustee from the participants shall be held in strictest confidence and shall not be divulged or released by the Trustee to the Company or UP&L, or to any officer or employee of the Company of UP&L. No instructions from participants shall be requested with respect to fractional shares, which shall be voted by the Trustee. The Trustee shall vote, in such manner as it shall determine, the unallocated shares of pacificorp Common Stock and the shares of PacifiCorp Common Stock for which it receives no instruction.
          B. The Trustee may vote shares of stock in the Equity Investment Fund (Fund II) and the Balanced Fund (Fund
IV) in its discretion.
     XIII.  STOCK DISTRIBUTION ON TERMINATION OF PARTICIPANT
            ________________________________________________
          At the end of each quarter, the Committee shall, in writing, inform the Trustee of the name and address of each Participant or his beneficiary then entitled to distribution and the amount of PacifiCorp Common Stock and cash to be distributed to him. Thereafter, the Trustee shall procure and deliver to each named participant or beneficiary, as the case may be, a stock certificate for the total number of whole shares of PacifiCorp Common Stock to which he is entitled, as determined by the Committee, and the Trustee's check for the current market value of any fractional share and for any cash to which he is then entitled as determined by the Committee under the Basic Portion of the Trust Fund and from Fund I. Distributions from Fund II, Fund III and Fund IV will be made in a singles payment in cash. The value of distributions from Fund II and Fund IV shall be determined as of the date the distribution is processed. The value of distributions from Fund III shall be determined as of the close of business on the last business day of the prior calendar quarter. The Trustee shall have the power to sell any stock, or securities held in the Trust for the purpose of accomplishing cash distribution.
     XIV.  RESIGNATION OR REMOVAL OF TRUSTEE
           _________________________________
          The Trustee may be removed by the President at any time upon sixty (60) days' written notification to the Trustee or after shorter notification if acceptable to the Trustee.
The Trustee may resign at any time upon sixty (60) days' written notification to the President or after shorter notification if acceptable to the president. Upon removal or resignation of the Trustee, the President shall appoint and designate a successor Trustee to act hereunder after the effective date of such removal or resignation. Each successor Trustee shall have the powers and duties herein conferred upon the Trustee. Upon such designation or appointment of a successor Trustee, the Trustee shall assign, transfer and pay over to such successor Trustee the Trust assets, and thereupon the Trustee shall be relieved of any obligation for the future management of such assets. It such event, UP&L shall, upon demand, promptly pay to the Trustee all proper expenses of the Trustee, including reasonable expenses incurred in connection with the assignment and transfer of the Trust assets to the successor Trustee.
     XV.  MODIFICATION AND TERMINATION
          ____________________________
          The Company reserves the right at any time, and from time to time, and with prompt notification to the Trustee, to modify, amend or terminate, in whole or in part, any or all of the provisions of this Agreement, provided that the duties, responsibilities and liabilities hereunder of the Trustee shall not be substantially increased without its written consent. Amendments may be made effective retroactively to the extent permitted by applicable law and regulations. In the event the Plan is terminated, this Trust shall continue until all of the Trust Fund has been distributed to participants and their beneficiaries in accordance with the terms of the Plan in effect at the time of its termination.
     XVI.  SUCCESSION
           __________
          This Agreement shall be binding upon the respective successors and assigns of the Trustee and the Company. Any Company which shall, by merger, consolidation, purchase or otherwise, succeed to the trust business of the Trustee shall, upon succession and without appointment or other action, be and become successor Trustee hereunder. In the event of such occurrence, the President may remove such successor Trustee by written notice. The removal date shall be specified in the notice and the 60-day advance written notice requirement of
Section XIV shall not apply.
     XVII.  ACKNOWLEDGEMENT OF FIDUCIARY RESPONSIBILITY
            ___________________________________________
          The Trustee acknowledges that it is a fiduciary of the Plan with respect to investment, management and control of the assets of the Trust Fund. The Trustee shall discharge all of its duties and exercise all of its powers hereunder
(i) solely in the interest of the participants and their beneficiaries under the Plan, (ii) for the exclusive purpose of providing benefits to such participants and beneficiaries and defraying reasonable expenses of administering the Plan, and
(iii) with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man who is familiar with such matters would use in discharging such duties and exercising such powers.
     XVIII.  RELIANCE ON COMMUNICATIONS
             __________________________
          Communications to the Company shall be addressed to PacifiCorp, 700 N.E. Multnomah, Suite 1600, Portland, Oregon 97232-4116 Attention: Office of the President. Communications to UP&L or the Committee shall be addressed to UP&L, or to the Committee in care of UP&L, as the case may be, at One Utah Center, Suite 700, Salt Lake City, Utah 84140, Attention:
Employee Savings & Stock Purchase Plan Committee or to the Employee Savings & Stock Purchase Plan Secretary at 920 S.W. Sixth Avenue - 1100 PSB, Portland, Oregon 97204; provided, however, that upon the Company's written request, such communication shall be sent to such other address as the Company or UP&L may specify.
          Communications to the Trustee shall be addressed to
it at
Trust and Financial Services Division, First Interstate Bank of Utah, N.A., 180 South Main Street, Salt Lake City, Utah 84141-1604, Attention: Employee Benefit Officer; or at such other address as Trustee shall direct in writing.
          No communication shall be binding until it is
received.
     XIX.  NON-ALIENATION
           ______________
          Except as provided in Article XV of the Plan, with respect to Participant's Loans, no interest in any payments under the Trust shall be subject in any manner to alienation by anticipation, sale, transfer, assignment, bankruptcy, pledge, attachment, charge or encumbrance of any kind, and any attempt to so alienate, sell, transfer, assign, pledge, attach, charge or otherwise encumber any such amount, whether presently or thereafter payable, shall be void. Neither shall the Trust Fund be in any manner liable for or subject to the debts or liabilities of any person entitled to any amount payable under the participating Plans and the Trust.
          XX.  MISCELLANEOUS PROVISIONS
               ________________________
          A. Notwithstanding any other provisions herein, this Agreement is entered into with the intention that the Trust established thereunder shall be a qualified and exemPt trust under the provisions of the Internal Revenue Code and regulations issued thereunder with respect to employees' trusts so that contributions to the Trust may continue to be deducted for Federal Income Tax purposes, within the limits of such code and regulations, and to be non-taxable to participants when contributed. The parties contemplate that the Company will request a determination letter from the Internal Revenue Service that the Trust so qualifies. If a favorable determination should be denied for any reason, the parties may amend this Trust Agreement retroactively to qualify. In addition, if any contribution is made by a mistake of fact, such contribution shall, upon the direction of the Committee, which shall be given in conformity with the provisions of the Act, be returned, without liability to any person, within one
(1) year after the payment of such contribution. If a contribution by UP&L is conditioned upon deductibility under
Section 404 of the Internal avenue Code, then to the extent deductibility is disallowed the contribution shall, upon direction of the Company, which shall be given in conformity with the provisions of the Act, be returned to UP&L, without liability to any person, within one (1) year after the disallowance of the deduction.
          B. Titles to the Sections of this Agreement are included for convenience only and shall not control the meaning or interpretation of any provisions of the Agreement.
          C. To the maximum extent consistent with the Act, this Agreement and the Trust established hereunder shall be governed by and construed, enforced, and administered in accordance with the laws of the State of Utah.

     XXI.  INDEMNIFICATION
           _______________
          In recognition of the burden of litigation which may be imposed upon the Trustee as a result of an act or omission over which it has no responsibility or control and consideration for the Trustee's entry into this Agreement:
          The Company agrees to indemnify the Trustee, individually and as Trustee, against all liabilities and claims (including reasonable attorneys' fees and expenses in defending against such liabilities and claims) against the Trustee arising from any action taken or omitted by the Trustee at the direction of the Company, UP&L or the Committee.

          The undertakings of this Section XXI shall survive the amendment or termination of this Agreement or the resignation or removal of the Trustee and shall be construed a contract between the Company and the Trustee under the laws of the State of Utah.
          IN WITNESS WHEREOF, this Master Agreement has been duly executed by the parties hereto as of the day and year first above written.
                              PACIFICORP



                              By   A. M. GLEASON
                                __________________________
                                   President


ATTEST:



     SALLY A. NOFZIGER
_______________________________
     Corporate Secretary

                              FIRST INTERSTATE BANK OF
                              UTAH, N.A.




                              By   ROD R. CUSHING
                                __________________________




                                     Vice President &
                              Title  Employee Benefits Manager
                                    __________________________



ATTEST:



     ANTHONY A. VAZULIK
_______________________________

STATE OF OREGON               )
                              ):  ss.
COUNTY OF MULTNOMAH           )

          On the 23rd day of December, 1992, personally appeared before me A. M. Gleason and Sally A. Nofziger, who being by me duly sworn did say, each for himself, that he, the said, A. M. Gleason is the President, and she, the said
Sally A. Nofziger is the Corporate Secretary of PACIFICORP, and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said A. M. Gleason and Sally A. Nofziger each duly acknowledged to me that said corporation executed the same and that the seal affixed is the seal of said corporation.

                                       DOROTHY L. SKINNER
                                   ____________________________
                                          Notary Public

My Commission Expires:             Residing in:

     9/4/93                        Portland, Oregon
_______________________________    ____________________________

STATE OF UTAH       )
                    ):  ss.
COUNTY OF SALT LAKE )

     On the 11th day of December, 1992, personally appeared before me Rod R. Cushing and Anthony A. Vazulik, who being by me duly sworn did say, each for himself, that he, the said, Rod R. Cushing is the Vice President & Employee Benefits Manager, and he, the said Anthony A. Vazulik is Assistant Vice President & Employee Benefits Officer of FIRST INTERSTATE BANK OF UTAH, N.A., and that the within and foregoing instrument was signed in behalf of said corporation by authority of a resolution of its Board of Directors, and said Rod R. Cushing and Anthony A. Vazulik each duly acknowledged to me that said corporation executed the same and that the seal affixed is the seal of said corporation.


                                          ANNETTE MAYER
                                   ____________________________
                                          Notary Public




My Commission Expires:             Residing in:


     2/8/96                        Salt Lake
_______________________________    ____________________________

(SEAL)